Additional Shareholder Information
Results of Special Meetings of Shareholders
On December 11, 2006, a Special Meeting of Shareholders was held to revise fundamental investment policies. The following table provides the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to the matter voted on at the
Special Meeting of Shareholders.
Revise Fundamental Investment Policies
Items Voted On Votes For
Votes
Against Abstentions
Broker
Non-Votes
National Tax Free Bond Fund
Borrowing Money 1,027,758.507 55,569.230 72,273.000
308,588.000
Underwriting 1,027,687.507 55,640.230 72,273.000 308,588.000
Lending 1,026,069.507 57,258.230 72,273.000 308,588.000
Issuing Senior Securities 1,023,108.092 60,015.340
72,477.305 308,588.000
Real Estate 1,025,024.397 58,303.340 72,273.000 308,588.000
Commodities 1,024,795.092 58,303.340 72,502.305 308,588.000
Concentration 1,025,433.507 57,894.230 72,273.000
308,588.000
On December 21, 2006, a Special Meeting of Shareholder was held to approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of the California Tax Free Bond Fund ( the
"Acquired Fund"), in exchange for shares of the corresponding Legg Mason Partners California
Municipals Fund, Inc. ( the "Acquiring Fund") to be distributed to the shareholders of the Acquired Fund and (ii) the subsequent termination of the Acquired Fund.
The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes for the matter voted on at the Special
Meeting of Shareholder.
To Approve the Agreement and Plan of Reorganization
Fund Votes For Votes Against Abstentions
Broker
Non-Votes
California Tax Free Bond Fund 340,218.135 9,542.000
26,154.000 0.000
On January 12, 2007, a Special Meeting of Shareholders was held to revise fundamental investment policies. The following table provides the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Additional Shareholder Information
Revise Fundamental Investment Policies
Items Voted On Votes For
Votes
Against Abstentions
Broker
Non-Votes
New York Tax Free Bond Fund
Borrowing Money 3,215,180.851 235,420.413 180,527.000
79,843.000
Underwriting 3,215,067.851 233,760.413 182,300.000
79,843.000
Lending 3,231,430.851 221,320.413 178,377.000 79,843.000
Issuing Senior Securities 3,214,003.851 229,101.413
188,023.000 79,843.000
Real Estate 3,227,567.851 226,064.413 177,496.000 79,843.000
Commodities 3,227,754.851 222,756.413 180,617.000 79,843.000
Concentration 3,224,919.851 215,258.413 190,950.000
79,843.000
On January 19, 2007, a Special Meeting of Shareholder was held to approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of the National Tax Free Bond Fund and the New York
Tax Free Bond Fund (collectively the "Acquired Funds"), in exchange for shares of the corresponding Legg Mason Partners Managed Municipals Fund, Inc. and Legg Mason
Partners New York Municipals Fund, Inc., respectively
(collectively the "Acquiring
Funds") to be distributed to the shareholders of the Acquired Funds and (ii) the subsequent termination of the Acquired Funds. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker nonvotes for the matter voted on at the Special Meeting of Shareholder.
Legg Mason Partners National Tax Free Bond Fund
Votes For Votes Against Abstentions
Broker
Non-Votes
1,263,856.986 42,776.300 40,275.364 0.000
Legg Mason Partners New York Tax Free Bond Fund
Votes For Votes Against Abstentions Non-Votes
3,347,024.093 266,826.413 144,995.136 0.000